OPTION AGREEMENT – LOGAN 1 PROJECT

This Option Agreement ("OA") is made on the date below written by and between Alpha Energy, Inc., a Colorado Corporation whose address is 4162 Meyerwood Drive, Houston, TX 77025 ("Alpha") and Progressive Well Service, LLC, an Oklahoma LLC whose address is 18250 E 710 Rd, P.O. Box 350, Dover, OK 73734 ("Progressive"). Alpha and Progressive are each a "Party" and together the "Parties".

Recitals

A. The Parties entered into a Purchase and Sale Agreement dated May 2, 2019 (the "2019 PSA"); and
B. Article II (2.2) of the 2019 PSA identified certain subject interests (the "Project"); and
C. The 2019 PSA terminated under its own terms on July 1, 2019 (Article IX (9.1b))

Terms

1. OPTION – Progressive hereby grants a six (6) month Option from the date of this OA (the "Option Period") to Alpha to fulfil the terms outlined in Paragraph 2 below. Progressive chooses that this Option shall be (please check and initial):

    [ ] Non-exclusive: Progressive may continue to market the Project during the Option Period and may sell the Project to a third party for no less than US$1,000,000.00 in cash. Progressive may not sell the Project for any lesser amount during the Option Period.

    [X] Exclusive: Progressive will not sell the Project to a third party during the Option Period. In exchange for this election on the part of Progressive, Alpha will issue 10,000 of its shares to Progressive or its designates. Shares will be issued within one (1) month of the date of this OA and will bear a legend restricting sale of shares during the Option Period.

2. OPTION FULFILMENT – Alpha shall be considered to have exercised its Option if, prior to the end of the Option Period, it tenders to Progressive US$50,000.00 (the "Option Payment"). In the event Alpha exercises the Option, a new PSA shall be executed using the terms of the 2019 PSA, updated as may be necessary (the "2020 PSA", as detailed in Paragraph (3)).

    Prior to any payment being tendered by Alpha and in keeping with Section 5.2 of the 2019 PSA, Progressive shall furnish Alpha with items listed in Exhibit "A" (attached hereto, and as may be reasonably amended from time to time).

3. 2020 PSA – In addition to other emendations that may be legally required, the 2020 PSA shall include the following terms:

    a) CLOSING DATE – Closing shall be held within one (1) month of the end of the Option Period. All other dates in the 2019 PSA shall be adjusted accordingly.

    b) PROJECT PAYMENT – At closing, Alpha shall tender to Progressive a cash payment of US$600,000.00 (the "Project Payment")

    c) PRODUCTION PAYMENT – Alpha shall reserve a monthly payment equal to three percent (3%) of the net revenue stream from any new wells (not workovers, restarts, or

EXHIBIT "A" TO THE ALPHA-PROGRESSIVE OPTION AGREEMENT

DOCUMENTS NECESSARY FOR THE CONTEMPLATED ASSET PURCHASE TO PROCEED

General title concerns not adequately addressed during 2019 Due Diligence:

1. A valid Certificate of Good Standing for Progressive filed with the Secretary of State of Oklahoma.

2. An Agreement or Bill of Sale showing Progressive's ownership of the Project.

3. An Assignment of interests under the applicable instrument of (2) above, recorded by the County Clerk.

4. A Statement of Authority (SOA), notarized and recorded, affirming the identity of the legally authorized representative of Progressive.

5. A Division of Interest ("DOI") statement covering all working interest owners in the Project, including copies of assignments, name, and address.

General items to update 2019 PSA:

6. A signed and notarized Affidavit by Progressive affirming that:

   a) all Assets listed in Article II of the 2019 PSA are still owned by it under the instrument indicated in (2) above {If not, please list discrepancies}; AND

   b) Progressive has not entered into any other Agreement that may be relevant to the proposed transaction with Alpha {if so, please provide a copy of that Agreement for Alpha to review}; AND

   c) The Properties are not under any liens or other legal encumbrances {if so, please provide relevant documentation}; AND

   d) Progressive can uphold the representations made in Article III of the 2019 PSA.

recompletions) drilled in the Project area until such time as Progressive shall have accrued US$350,000.00 thereby (the "Production Payment"). Together, the Option Payment, Production Payment, and Project Payment shall satisfy the Purchase Price as defined in Article II (2.3) of the 2019 PSA.

d) PAYABLES – Any outstanding debts or payables carried by Progressive pursuant the Project shall be deducted from the Project or Production Payments.

Agreed to this 30th of June 2020, by:

Progressive Well Service, LLC

[signature]

Randy Matthews, Manager

Alpha Energy, Inc.

[signature]

Jay Leaver, President

Terms offered are good through the month of June 2020